SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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Wells Fargo Funds Trust

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Wells Fargo Funds

Product Alert

April 21, 2016

New subadvisory agreement for Peregrine Capital Management following change of control

Peregrine Capital Management, Inc. (Peregrine), a wholly owned subsidiary of Wells Fargo since 1984, recently reached an agreement to purchase full ownership of its firm from Wells Fargo. This transaction is expected to occur in the third quarter of 2016 and will result in a subsidiary change of control from Wells Fargo to Peregrine.

Peregrine is the subadvisor for the Wells Fargo Small Company Growth Portfolio and the Wells Fargo Small Company Value Portfolio, the master portfolios in which the Wells Fargo Small Company Growth Fund and the Wells Fargo Small Company Value Fund, respectively, invest nearly all of their assets.

Approval from the Wells Fargo Funds Board of Trustees and the funds’ shareholders is required for this subadvisor relationship to continue after the change of control. The Board has approved the new agreement, and shareholders will now be asked to vote via proxy, with a shareholder meeting planned for July 8, 2016.

The change of control will not result in any changes to the funds’ portfolio management teams or their processes and capabilities or to the funds’ expenses. The following questions and answers provide more details.

Q: Why did the Board vote on this matter?

A: The Investment Company Act of 1940 requires that subadvisory agreements terminate automatically when there is a change of control of the subadvisor. Retention of the subadvisor following a change of control must be approved by the fund’s board of directors and shareholders.

Q: What has been the relationship between Peregrine and Wells Fargo?

A: Wells Fargo has had a long-standing partnership with Peregrine since Peregrine’s founding as a wholly owned subsidiary in 1984. As part of the business strategy since inception, the Peregrine team has always operated as a fully autonomous business, maintaining its own investment process, distribution, and technology.

Q. Why is Peregrine modifying its relationship with Wells Fargo?

A: In a recent review of its policies, Wells Fargo instituted specific operational requirements for all of its fully owned affiliates that would affect how Peregrine approached certain aspects of its business. For this reason, and with the support of Wells Fargo, Peregrine has chosen to become an independent asset management firm wholly owned by principals within the firm. Peregrine believes that this will minimize any potential changes to its current operating model, which has supported the firm’s ability to deliver strong, consistent, and risk-managed investment performance for its clients.

Q: What will this change of control mean for shareholders?

A: The firm’s separation from Wells Fargo will have no impact on portfolio management or delivery of services to shareholders of the Wells Fargo Funds. Equally important, it will not affect Wells Fargo’s oversight of compliance, risk management, and operational reporting associated with the Peregrine-subadvised mutual funds.

The Small Company Growth Fund will continue to seek long-term capital appreciation by principally investing in small-capitalization growth companies in the discovery and rediscovery phases of development. Paul E. von Kuster, Daniel J. Hagen, James P. Ross, and William A. Grierson will remain the portfolio managers of the master portfolio in which the fund invests.

The Small Company Value Fund will continue to seek long-term capital appreciation by combining quantitative and fundamental analysis to identify undervalued small-capitalization companies while keeping sector weights close to those of the benchmark. Jason Ballsrud, Tasso H. Coin Jr., and Douglas Pugh will remain the portfolio managers of the master portfolio in which the fund invests.

Both portfolio management teams will continue to operate from Peregrine’s offices in Minneapolis, Minnesota. Likewise, the services currently provided by Peregrine and the fees incurred by shareholders will not change as a result of the change of control.

Q: What happens next?

A: Now that the Board of Trustees has approved the new subadvisory agreement, shareholders of the funds will vote on the retention of Peregrine via proxy, with a shareholder meeting expected on July 8, 2016. Shareholders can expect to receive proxy materials by mail in May 2016.

Additional information and where to find it

Wells Fargo Funds Trust (the Trust) expects to file a preliminary proxy statement with the U.S. Securities and Exchange Commission (the Commission) on or about April 21, 2016. All investors and security holders are advised to read this proxy statement when it becomes available because it will contain important information regarding the proposal, the persons soliciting proxies in connection with the proposal, and the interests of these persons in the proposal and related matters.

The Trust intends to mail the proxy statement to fund shareholders once a definitive proxy statement has been filed with the Commission. Investors and security holders may obtain a free copy of the proxy statement when available and other documents filed by the Trust with the Commission at www.sec.gov. Free copies of the proxy statement, once available, also may be obtained by calling Wells Fargo Funds at 1-888-877-9275.

The funds also file annual, semi-annual, and special reports; proxy statements; and other information with the Commission. You may read and copy any reports, statements, or other information filed by the funds at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C., 20549 or at the Commission’s other public reference rooms. Please call the Commission at 1-800-SEC-0330 for information. The Trust’s filings with the Commission are available to the public from commercial document-retrieval services at www.sec.gov.

Participants in the solicitation

The Trust, its trustees, executive officers and certain members of its management, and other employees may be soliciting proxies from fund shareholders in favor of the proposal and other related matters. Information concerning persons who may be considered participants in the solicitation of fund shareholders under the rules of the Commission will be set forth in the preliminary proxy statement expected to be filed by the Trust with the Commission on or about April 21, 2016.

Carefully consider a fund’s investment objectives, risks, charges, and expenses before investing. For a current prospectus and, if available, a summary prospectus, containing this and other information, visit wellsfargofunds.com. Read it carefully before investing.

Wells Fargo Asset Management (WFAM) is a trade name used by the asset management businesses of Wells Fargo & Company.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA, an affiliate of Wells Fargo & Company.
240992 04-16

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE